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                                                                       EXHIBIT 5


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our Auditors' opinion, dated August 20, 1998, in the amended September 30, 1998 Form 10-SB to be filed by Innova Pure Water, Inc. accompanying the financial statements of Innova Pure Water, Inc. as of June 30, 1998 and the results of operations and its cash flows for the years ended June 30, 1998 and 1997.



/s/ Pender Newkirk & Company
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    Pender Newkirk & Company
    Certified Public Accountants
    Tampa, Florida
    January 20, 1999